Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2011 in this Registration Statement on Form S-1 and the related prospectus of Empire Resources, Inc.

/s/ EISNERAMPER LLP

New York, New York
January 27, 2012